NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2019 RESULTS

SAN JOSE, California - April 24, 2019 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the first quarter ended March 31, 2019.

•	First quarter 2019 net revenue of $249.1 million, an increase of 1.6% from the comparable prior year quarter.

•	First quarter 2019 GAAP operating income of $14.0 million, or 5.6% of net revenue, as compared to $1.5 million, or 0.6% of net revenue, in the comparable prior year quarter.

◦	First quarter 2019 non-GAAP operating income of $22.7 million, or 9.1% of net revenue, as compared to $10.4 million, or 4.3% of net revenue in the comparable prior year quarter.

•	First quarter 2019 GAAP net income per diluted share from continuing operations of $0.39, as compared to $0.03 in the comparable prior year quarter.

◦	First quarter 2019 non-GAAP net income per diluted share from continuing operations of $0.60, as compared to $0.26 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We had a successful first quarter of 2019, driven by the Orbi line of mesh WiFi systems, the Nighthawk Pro Gaming line, cable modems and gateways, and our SMB switching portfolio. Our financial results for the quarter came in at the high end of our guidance range for revenue, and slightly above the range in non-GAAP operating margin."

Mr. Lo continued, “We are pleased to report that we reached 10.4 million registered users in Q1, which represents the foundation for building our paid subscriber base. Furthermore, our number of registered app users reached 2 million in the first quarter."

"On the product front, we now have three Nighthawk WiFi 6 routers on the market, and a fourth rolling out this May. We’ll be driving early adoption of these products just as new and much-anticipated WiFi 6 enabled smartphones and laptops are hitting the market. In order to quickly establish our market leadership, we intend to increase our marketing effort in the current quarter to push our entire WiFi 6 portfolio."

Business Outlook

Bryan Murray, Chief Financial Officer of NETGEAR, added, "Due to reduced service provider shipments, our second quarter net revenue is expected to be in the range of $215 million to $230 million. Given this decline in our topline and the increased marketing spend to support our WiFi 6 initiatives, second quarter GAAP operating margin is expected to be in the range of 0.0% to 1.0%, and non-GAAP operating margin is expected to be in the range of 4.0% to 5.0%. Our GAAP tax rate is expected to be approximately 28.5%, and our non-GAAP tax rate is expected to be 23.5% for the second quarter of 2019. We expect our operating margin will significantly improve in the second half of the year when service provider revenue and marketing spend should both return to normal levels.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	June 30, 2019
	Operating Margin Rate	Tax Rate
GAAP	0.0% - 1.0%	28.5%
Estimated adjustments for[1]:
Amortization of intangibles	0.8%	__
Stock-based compensation expense	3.2%	__
Tax effects of non-GAAP adjustments	__	(5.0)%
Non-GAAP	4.0% - 5.0%	23.5%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2019 today, Wednesday, April 24, 2019 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 3878394. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 23,000 retail locations around the globe, and through approximately 22,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2019 NETGEAR, Inc. NETGEAR, the NETGEAR logo, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding NETGEAR's paid subscriber base, registered users and registered app users and their effect on NETGEAR's paid subscriber base; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to grow its number of registered users and/or registered app users; the Company may be unable to grow its paid subscriber base; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors” in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 22, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP financial measures represent results from continuing operations. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, restructuring and other charges, litigation reserves, net, gains on investments, impairment charges to investments, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, restructuring and other charges, litigation reserves, net, gains on investments, and impairment charges to investments. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$185,680	$201,047
Short-term investments	26,972	73,317
Accounts receivable, net	262,531	303,667
Inventories	236,123	243,871
Prepaid expenses and other current assets	34,791	35,997
Total current assets	746,097	857,899
Property and equipment, net	20,645	20,177
Operating lease right-of-use assets	36,613	—
Intangibles, net	15,058	17,146
Goodwill	80,721	80,721
Other non-current assets	71,241	67,433
Total assets	$970,375	$1,043,376

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,279	$139,748
Accrued employee compensation	18,452	31,666
Other accrued liabilities	177,635	199,472
Deferred Revenue	11,750	11,086
Income taxes payable	2,895	2,020
Total current liabilities	280,011	383,992
Non-current income taxes payable	18,142	19,600
Non-current operating lease liabilities	31,514	—
Other non-current liabilities	7,800	12,232
Total liabilities	337,467	415,824
Stockholders' equity:
Common stock	32	32
Additional paid-in capital	804,413	793,585
Accumulated other comprehensive income (loss)	14	(15)
Accumulated deficit	(171,551)	(166,050)
Total stockholders' equity	632,908	627,552
Total liabilities and stockholders' equity	$970,375	$1,043,376

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	April 1, 2018

Net revenue	$249,082	$288,928	$245,201
Cost of revenue	167,074	198,274	168,882
Gross profit	82,008	90,654	76,319
Gross margin	32.9%	31.4%	31.1%
Operating expenses:
Research and development	18,832	19,143	21,191
Sales and marketing	35,855	38,251	37,874
General and administrative	13,117	14,454	15,761
Separation expense	264	550	—
Restructuring and other charges	(68)	830	(9)
Litigation reserves, net	—	10	—
Total operating expenses	68,000	73,238	74,817
Income from operations	14,008	17,416	1,502
Operating margin	5.6%	6.0%	0.6%
Interest income	701	1,174	748
Other income (expense), net	341	85	(1,318)
Income before income taxes	15,050	18,675	932
Provision (benefit) for income taxes	2,207	19,210	(86)
Net income (loss) from continuing operations	12,843	(535)	1,018
Net income (loss) from discontinued operations, net of tax (1)	—	(27,304)	4,572
Net income (loss)	12,843	(27,839)	5,590
Net loss attributable to non-controlling interest in discontinued operations	—	(8,368)	—
Net income (loss) attributable to NETGEAR, Inc.	$12,843	$(19,471)	$5,590

Net income (loss) per share - basic:
Income (loss) from continuing operations	$0.41	$(0.02)	$0.03
Income (loss) from discontinued operations attributable to NETGEAR, Inc.	—	(0.60)	0.15
Net income (loss) attributable to NETGEAR, Inc.	$0.41	$(0.62)	$0.18

Net income (loss) per share - Diluted:
Income (loss) from continuing operations	$0.39	$(0.02)	$0.03
Income (loss) from discontinued operations attributable to NETGEAR, Inc.	—	(0.60)	0.14
Net income (loss) attributable to NETGEAR, Inc.	$0.39	$(0.62)	$0.17

Weighted average shares used to compute net income (loss) per share:
Basic	31,483	31,604	31,427
Diluted	32,874	31,604	32,660

(1) Historical results of Arlo Technologies, Inc. are reflected as discontinued operations for the periods presented.

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 31, 2019	December 31, 2018	April 1, 2018

GAAP gross profit	$82,008	$90,654	$76,319
GAAP gross margin	32.9%	31.4%	31.1%
Amortization of intangibles	179	181	323
Stock-based compensation expense	668	681	563
Non-GAAP gross profit	$82,855	$91,516	$77,205
Non-GAAP gross margin	33.3%	31.7%	31.5%

GAAP research and development	$18,832	$19,143	$21,191
Stock-based compensation expense	(1,192)	(1,112)	(1,012)
Non-GAAP research and development	$17,640	$18,031	$20,179

GAAP sales and marketing	$35,855	$38,251	$37,874
Amortization of intangibles	(1,831)	(1,831)	(1,756)
Stock-based compensation expense	(2,041)	(1,904)	(2,205)
Non-GAAP sales and marketing	$31,983	$34,516	$33,913

GAAP general and administrative	$13,117	$14,454	$15,761
Stock-based compensation expense	(2,557)	(2,536)	(3,084)
Non-GAAP general and administrative	$10,560	$11,918	$12,677

GAAP total operating expenses	$68,000	$73,238	$74,817
Amortization of intangibles	(1,831)	(1,831)	(1,756)
Stock-based compensation expense	(5,790)	(5,552)	(6,301)
Separation expense	(264)	(550)	—
Restructuring and other charges	68	(830)	9
Litigation reserves, net	—	(10)	—
Non-GAAP total operating expenses	$60,183	$64,465	$66,769

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2019	December 31, 2018	April 1, 2018

GAAP operating income	$14,008	$17,416	$1,502
GAAP operating margin	5.6%	6.0%	0.6%
Amortization of intangibles	2,010	2,012	2,079
Stock-based compensation expense	6,458	6,233	6,864
Separation expense	264	550	—
Restructuring and other charges	(68)	830	(9)
Litigation reserves, net	—	10	—
Non-GAAP operating income	$22,672	$27,051	$10,436
Non-GAAP operating margin	9.1%	9.4%	4.3%

GAAP other income (expense), net	$341	$85	$(1,318)
Gains on investments	—	(190)	—
Impairment charges to investment	—	—	1,400
Non-GAAP other income (expense), net	$341	$(105)	$82

GAAP net income (loss) from continuing operations	$12,843	$(535)	$1,018
Amortization of intangibles	2,010	2,012	2,079
Stock-based compensation expense	6,458	6,233	6,864
Separation expense	264	550	—
Restructuring and other charges	(68)	830	(9)
Litigation reserves, net	—	10	—
Gains on investments	—	(190)	—
Impairment charges to investment	—	—	1,400
Tax effects of above non-GAAP adjustments	(1,706)	13,424	(2,886)
Non-GAAP net income from continuing operations	$19,801	$22,334	$8,466

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2019	December 31, 2018	April 1, 2018
NET INCOME PER DILUTED SHARE:
GAAP net income (loss) per diluted share from continuing operations	$0.39	$(0.02)	$0.03
Amortization of intangibles	0.06	0.06	0.06
Stock-based compensation expense	0.20	0.19	0.21
Separation expense	0.01	0.02	—
Restructuring and other charges	0.00	0.03	0.00
Litigation reserves, net	—	0.00	—
Gain on investments	—	(0.01)	—
Impairment charges to investment	—	—	0.04
Tax effects of above non-GAAP adjustments	(0.06)	0.41	(0.08)
Non-GAAP net income per diluted share from continuing operations	$0.60	$0.68	$0.26

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	July 1, 2018	April 1, 2018

Cash, cash equivalents and short-term investments	$212,652	$274,364	$341,968	$355,489	$386,032
Cash, cash equivalents and short-term investments per diluted share	$6.47	$8.36	$10.37	$10.86	$11.82

Accounts receivable, net	$262,531	$303,667	$241,862	$232,770	$214,843
Days sales outstanding (DSO)	95	97	82	83	80

Inventories	$236,123	$243,871	$198,037	$168,263	$162,497
Ending inventory turns	2.8	3.3	3.5	4.2	4.2

Weeks of channel inventory:
U.S. retail channel	10.4	7.7	9.8	10.6	8.9
U.S. distribution channel	5.7	5.2	4.1	4.3	4.2
EMEA distribution channel	4.0	4.1	4.3	4.1	4.4
APAC distribution channel	6.4	7.4	6.6	7.9	6.0

Deferred revenue (current and non-current)	$13,598	$11,865	$9,726	$5,577	$6,075

Headcount	828	837	833	901	903
Non-GAAP diluted shares	32,874	32,803	32,974	32,742	32,660

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 31, 2019		December 31, 2018		April 1, 2018
Americas	$148,029	59%	$190,335	66%	$160,012	66%
EMEA	56,963	23%	58,798	20%	47,434	19%
APAC	44,090	18%	39,795	14%	37,755	15%
Total	$249,082	100%	$288,928	100%	$245,201	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	March 31, 2019	December 31, 2018	April 1, 2018
Net revenue:
Connected Home	$169,365	$215,638	$174,315
SMB	79,717	73,290	70,886
Total net revenue	$249,082	$288,928	$245,201

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	March 31, 2019	December 31, 2018	April 1, 2018
Connected Home	$36,818	$37,772	$41,797
SMB	1,476	670	1,063
Total service provider net revenue	$38,294	$38,442	$42,860